Exhibit 99.2

High Technology Solutions, Inc.

Consolidated Balance Sheet

November 28, 2003

(in millions, except shares and per share amounts)

(Unaudited)
Assets
Current assets:
Short-term investments	$0.1
Billed accounts receivable, net of allowance for doubtful accounts of $0.2	7.8
Unbilled accounts receivable	0.4
Notes receivable from officers, current portion	0.2
Other current assets	0.4

Total current assets	8.9

Property and equipment, net	0.5

Long term investments	0.2
Intangibles and other assets	0.2

Total assets	$9.8

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1.3
Accrued expenses	0.5
Accrued compensation and related expenses	1.8
Deferred revenue	0.3
Line of credit payable	1.0
Current portion of long-term debt	0.9
Cash dividends payable on preferred stock	0.1

Total current liabilities	5.9

Deferred compensation liability	0.2

Total liabilities	6.1
Commitments and contingencies
Redeemable convertible preferred stock	22.1
Stockholders’ deficit:
Common stock, $0.001 par value, 35,000,000 authorized shares, 11,509,773 shares issued at November 28, 2003	—
Additional paid-in capital	4.7
Accumulated deficit	(22.9)

(18.2)

Less: Treasury stock, 193,825 shares at cost at November 28, 2003	(0.2)

Total stockholders’ deficit	(18.4)

Total liabilities and stockholders’ deficit	$9.8

See accompanying notes to unaudited financial consolidated statements.

High Technology Solutions, Inc.

Consolidated Statements of Operations

For the three months ended November 28, 2003 and November 29, 2002

(in millions, except per share amounts)

	(Unaudited)
	November 28, 2003	November 29, 2002
Net revenues	$11.4	$10.4
Cost of revenues	9.5	8.6

Gross profit	1.9	1.8
Selling, general and administrative expenses	0.9	0.9

Operating income	1.0	0.9
Other income (expense):
Interest expense	—	(0.1)

Income before provision for income taxes	1.0	0.8
Provision for income taxes	0.1	0.1

Net income	0.9	0.7
Accretion of dividends on preferred stock	(0.4)	(0.4)

Net income attributable to common stock	$0.5	$0.3

See accompanying notes to unaudited consolidated financial statements.

High Technology Solutions

Consolidated Statement of Stockholders’ Deficit

For the three months ended November 28, 2003

(in millions)

	(Unaudited)
	Common stock		Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance at August 29, 2003	11.3	$—	$(0.2)	$4.7	$(23.3)	$(18.8)
Accretion of preferred stock dividend	—	—	—	—	(0.5)	(0.5)
Issuance of common stock	0.2	—	—	—	—	—
Net income	—	—	—	—	0.9	0.9

Balance at November 28, 2003 (unaudited)	11.5	$—	$(0.2)	$4.7	$(22.9)	$(18.4)

See accompanying notes to unaudited consolidated financial statements.

High Technology Solutions, Inc.

Consolidated Statements of Cash Flows

For the three months ended November 28, 2003 and November 29, 2002

(in millions)

	(Unaudited)
	November 28, 2003	November 29, 2002
Net cash provided by operating activities	$1.6	$(0.3)
Financing activities:
Borrowings under line of credit	6.5	6.3
Payments on line of credit	(7.8)	(5.7)
Payments on long-term debt	(0.3)	(0.3)

Net cash provided by (used in) financing activities of continuing operations	(1.6)	0.3

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$—	$0.1
Cash paid during the period for income taxes	$0.1	$—
Supplemental disclosure of non-cash financing transactions:
Issuance of in-kind preferred stock dividends	$2.0	$—
Accretion of preferred stock dividend	$0.4	$0.4

See accompanying notes to unaudited consolidated financial statements.

HIGH TECHNOLOGY SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 28, 2003

(Unaudited)

1. Summary of Significant Accounting Policies and Practices

Description of Business

High Technology Solutions, Inc. (the “Company”) was founded in 1990 and provides support services in the areas of information technology, systems and software integration, and engineering and technical services under contracts with various governmental agencies and commercial entities. The Company’s headquarters are located in San Diego, California. The Company maintains offices in several cities located near government or commercial installations where the Company is currently servicing awarded contracts. The Company provides services including, but not limited to, systems engineering and technical services, data processing, software integration, Internet and Intranet software development, interactive media development, networking support, and program management support of government programs.

Principles of Consolidation

All intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year and Basis of Presentation

The Company’s fiscal year is 52 or 53 weeks ending the Friday closest to August 31. The information as of November 28, 2003, and for the three months ended November 28, 2003 and November 29, 2002 is unaudited. In the opinion of management, these financial statements include all material adjustments, which consist primarily of normal recurring inter-period adjustments, which are deemed necessary for the fair presentation of the interim consolidated financial statements. Interim operating results are not necessarily indicative of operating results expected in subsequent periods or for the year as a whole. These financial statements should be read in conjunction with the financial statements and the related notes included in the Company’s audited financial statements for the year ended August 29, 2003.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to the extent deemed necessary in order to conform with the current period presentation.

Revenue Recognition

The Company’s principal source of revenue is from prime contracts and subcontracts funded by United States federal and state governmental agencies. Approximately 98% and 86% of revenues from continuing operations for the three months ended November 28, 2003 and November 29, 2002, respectively, were from non-fixed price contracts. Revenue on time-and-materials contracts is recognized based on hours incurred, extended at contract labor rates plus materials and other direct costs incurred. Revenue on cost plus fixed fee contracts is recognized as costs are incurred. Revenue on firm fixed price contracts is recognized using the percentage-of-completion method based on the ratio of costs incurred to date to total estimated costs at completion. Provisions are made to recognize in full, losses on contracts when losses become evident and deemed probable. Payments to the Company for performance on certain U.S. government contracts are subject to audit by the Defense Contract Audit Agency. Revenue has been recorded at amounts expected to be realized upon final settlement. Balances under contractual-based retainage provisions in contracts approximated $0.2 million at November 28, 2003.

HIGH TECHNOLOGY SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 28, 2003

(Unaudited)

Cash Equivalents and Short-Term Investments

The Company considers all highly liquid investments with original maturities of three months or less from the purchase date to be cash equivalents. The Company’s securities are classified as “available-for-sale” in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investment in Debt and Equity Securities. These investments are carried at fair market value with any unrealized gains and losses recorded as a separate component of stockholders’ equity. Fair value is based upon market prices quoted on the last day of the fiscal year. Gross unrealized gains and losses were not material for the three months ended November 28, 2003 and November 29, 2002.

Recent Accounting Pronouncements

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 148 amended SFAS No. 123 Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 became effective for fiscal years ending after December 15, 2002. The Company has currently chosen not to adopt the voluntary change to the fair value based method of accounting for stock-based employee compensation. If the Company should choose to adopt such a method, its implementation pursuant to SFAS No. 148 could have a material effect on the Company’s consolidated financial position and results of operations.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities.” FIN 46 requires an investor with a majority of the variable interests (primary beneficiary) in a variable interest entity (VIE) to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A VIE is an entity in which the voting equity investors do not have a controlling financial interest or the equity investment at risk is insufficient to finance the entity’s activities without receiving additional subordinated financial support from the other parties. Development-stage entities that have sufficient equity invested to finance the activities they are currently engaged in and entities that are businesses, as defined in FIN 46, are not considered VIEs.

The provisions of FIN 46 were effective immediately for all arrangements entered into with new VIEs created after January 31, 2003. In October 2003, the FASB deferred the effective date of FIN 46 for pre-existing VIEs to no later than February 2004. In December 2003, the FASB issued a revision to FIN 46 (FIN 46-R), which incorporated the October 2003 deferral provisions and clarified and revised the accounting guidance for VIEs. All VIEs, regardless of when created, are required to be evaluated under FIN 46-R no later than the quarter ended March 31, 2004. Management is still evaluating the effect of applying FIN 46-R, but does not currently expect this standard will have a material effect on the Company’s financial condition, results of operations or cash flows. As of November 28, 2003, the Company did not identify any VIEs that would require consolidation or any exposure to VIEs that would require disclosure.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments; (a) mandatorily redeemable shares which the issuing company is obligated to buy back in exchange for cash or other assets, (b) put options and forward purchase contracts that do or may require the issuer to buy back some of its shares in exchange for cash or other assets, and (c) obligations that can be settled with shares, the monetary value of which is fixed, ties solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer’s shares. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and for all periods beginning after June 15, 2003 except for mandatorily redeemable financial instruments of nonpublic entities which are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2003. The Company adopted this standard effective August 30, 2003.

HIGH TECHNOLOGY SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 28, 2003

(Unaudited)

Stock Options

As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company applies the intrinsic value-based method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for fixed plan stock options. As such, no compensation expense is recognized if the exercise price of stock options equals or exceeds the fair value of the underlying stock at the date of grant. Deferred compensation for stock options and warrants granted to non-employees has been determined at the grant date in accordance with SFAS No. 123 and EITF No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, and has been recorded at the fair value of the equity instruments issued. Such deferred compensation is generally recognized over the period the related services are rendered. The effect on the Company’s operating results from the issuance of these stock options was $0 for the periods ended November 28, 2003 and November 29, 2002. Pro forma net income has been determined as if the Company had accounted for its employee stock options under the fair-value method prescribed in SFAS No. 123. The fair value of these options was estimated at the date of grant using the minimum value pricing model with the following weighted average assumptions for the three months ended November 28, 2003 and November 29, 2002: risk-free interest rate of 5%; zero dividend yield; and a weighted-average expected life of 8 years. The minimum value pricing model is similar to the Black-Scholes option valuation model, which was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable, except that it excludes the factor for volatility. In addition, option valuation models require the input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the employee stock options. Pro forma net income did not differ materially from reported net income.

2. Commitments and Contingencies

The Company periodically evaluates all pending or threatened contingencies or commitments, if any, that are reasonably likely to have a material adverse effect on its operations or financial position. The Company assesses the probability of an adverse outcome and determines if it is remote, reasonably possible or probable as defined in accordance with the provisions of SFAS No. 5, “Accounting for Contingencies.” If information available prior to the issuance of the Company’s financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the Company’s financial statements, and the amount of the loss, or the range of probable loss can be reasonably estimated, then such loss is accrued and charged to operations. If no accrual is made for a loss contingency because one or both of the conditions pursuant to SFAS No. 5 are not met, but the probability of an adverse outcome is at least reasonably possible, the Company will disclose the nature of the contingency and provide an estimate of the possible loss or range of loss, or state that such an estimate cannot be made.

3. Discontinued Operations

During fiscal year 2001, the Company completed a formal plan to wind down the operation of its automotive accessory visualization software business. The revenues and expenses of this business segment have been reclassified to discontinued operations, and the results of operations from this business segment were not material for the periods ended November 28, 2003 and November 29, 2002. The wind-down of operations was completed in fiscal year 2003, and the Company expects negligible losses from this business segment in future periods.

HIGH TECHNOLOGY SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 28, 2003

(Unaudited)

4. Subsequent Event

On January 5, 2004, all of the outstanding securities of the Company were acquired for $48,750,000 in cash. Such initial consideration was reduced by $262,109 for certain post-closing purchase price adjustments pursuant to the Agreement and Plan of Reorganization (“Agreement”) by and among the Wireless Facilities, Inc. (WFI), WFI Government Services, Inc. (Parent), a Delaware corporation and wholly-owned subsidiary of Parent, Horseshoe Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, the Company and certain of its stockholders. As a result of the acquisition, the Company became a wholly-owned subsidiary of Parent and therefore, will be included in the consolidated financial results of WFI effective for periods subsequent to January 5, 2004.